As filed with the Securities and Exchange Commission on August 1, 2008
Registration No. 333-145319

UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RADYNE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	11-2569467
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3138 East Elwood Street, Phoenix, Arizona 85034
(Address of Principal Executive Offices) (Zip Code)

Radyne Corporation 2007 Stock Incentive Plan
AeroAstro, Inc. 1999 Stock Option Plan
2000 Long-Term Incentive Plan (as amended)
1999 Employee Stock Purchase Plan
1996 Incentive Stock Option Plan

(Full titles of the plans)

Radyne Corporation
3138 East Elwood Street
Phoenix, Arizona  85034
(602) 437-9620

 (Name and address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Robert A. Cantone, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
(212) 969-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐

DEREGISTRATION OF SHARES

On August 1, 2008, pursuant to the terms of the Agreement and Plan of Merger dated as of May 10, 2008, as amended, by and among Radyne Corporation (“Radyne”), Comtech Telecommunications Corp. (“Comtech”), and Comtech TA Corp., a wholly-owned subsidiary of Comtech (“Purchaser”), Purchaser merged with and into Radyne, with Radyne surviving as a wholly-owned subsidiary of Comtech.

This Post-Effective Amendment to Radyne’s Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) is filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment under the (i) Radyne Corporation 2007 Stock Incentive Plan, (ii) AeroAstro, Inc. 1999 Stock Option Plan, (iii) 2000 Long-Term Incentive Plan (as amended), (iv) 1999 Employee Stock Purchase Plan, or (v) 1996 Incentive Stock Option Plan, and for which the Prior Registration Statements had remained in effect.

1.	Registration Statement No. 333-23159 filed March 12, 1997;

2.	Registration Statement No. 333-67469 filed November 18, 1998;

3.	Registration Statement No. 333-90383 filed November 5, 1999;

4.	Registration Statement No. 333-41704 filed July 19, 2000;

5.	Registration Statement No. 333-89316 filed May 29, 2002;

6.	Registration Statement No. 333-145018 filed August 1, 2007; and

7.	Registration Statement No. 333-145319 filed August 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on August 1, 2008.

RADYNE CORPORATION

By:	/s/ Fred Kornberg
Fred Kornberg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Prior Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fred Kornberg	Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2008

/s/ Michael Porcelain	Chief Financial Officer and Director (Principal Financial Officer)	August 1, 2008